UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2017

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, NY 10019

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 259-7300

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A to the Current Report Form 8-K of CÜR Media, Inc. originally filed with the Securities and Exchange Commission on November 22, 2017 (the “Form 8-K”), amends the Form 8-K to correct certain disclosure set forth in Item 8.01 of the Form 8-K.

2

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Items 2.03 and 8.01 below, which disclosure is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 8.01 below, which disclosure is incorporated herein by reference.

Six-Month Line of Credit Promissory Note

On July 6, 2017, CÜR Media, Inc., a Delaware corporation (the “Company” or “CÜR Media”), entered into a Six-Month Line of Credit Promissory Note (the “Line of Credit Note”) with CUR Holdings, LLC, a New York limited liability company. The Line of Credit Note has a principal balance of $685,000, and a stated maturity date of December 6, 2017. The principal on the Line of Credit Note does not bear interest. The Line of Credit Note is not convertible. The Line of Credit Note ranks junior to the Company’s existing Secured Notes (as defined below).

Edward P. Swyer, a newly-appointed member of CÜR Media’s Board of Directors, and a director and beneficial owner of shares of capital stock of Holdings (as defined below), is also a majority Member of CUR Holdings, LLC.

In connection with the Initial Closing of the Preferred Stock Unit Offering (as defined below), the Line of Credit Note was assigned and transferred to CUR Holdings, Inc., a Delaware corporation (“Holdings”). As a result, Holdings became the payee under the Line of Credit Note.

Settlement Agreement and Mutual Release

As previously reported, the Company defaulted under its Master Multiple Services Agreement (the “Digitas Agreement”) with Digitas, Inc., a Massachusetts corporation (“Digitas”), as a result of the Company’s failure to pay Digitas past due balances for the services Digitas provided under the Digitas Agreement. Digitas filed a claim against the Company for damages in the aggregate amount of $650,000 (the “Claimed Amount”), together with pre-judgment interest, post-judgment interest, costs, and attorneys’ fees. On November 15, 2017, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Digitas, pursuant to which the Company agreed to pay Digitas an aggregate of $400,000, in full settlement of any and all claims arising from or relating to amounts due under the Master Multiple Services Agreement (the “Claims”). Digitas agreed to release the Company from any further Claims, subject only to the Company meeting its payment obligations under the Settlement Agreement and the Digitas Note (as defined below).

Simultaneously with the execution of the Settlement Agreement, the Company issued a Promissory Note to Digitas (the “Digitas Note”) in the principal amount of $400,000. Pursuant to the Digitas Note, the Company is required to pay Digitas (a) $100,000 on or before November 17, 2017 (the “First Payment”), $100,000 on the eight (8) month anniversary of the First Payment, and (c) $200,000.00 on the one (1) year anniversary of the First Payment. If the Company defaults on its payment obligations under the Digitas Note, after notice and failure to cure, Digitas may file a Consent Judgment for the full Claimed Amount, less payments already made, if any, together with post-judgment interest and reasonable attorneys’ fees and costs incurred by Digitas for purposes of collection.

3

At the effective time of the Initial Closing of the Preferred Stock Unit Offering (as defined below), the Company made the First Payment of $100,000 to Digitas,

12% Senior Secured Promissory Notes

As previously reported, on October 12, 2016, October 15, 2016, November 26, 2016, December 7, 2016, December 20, 2016 and January 20, 2017, the principal and any accrued and unpaid interest on the Company’s outstanding Secured Notes (as defined below) became due and payable. The Company has been unable to pay the Secured Noteholders (as defined below) amounts due pursuant to the Secured Notes and, therefore, is in default under the Secured Notes.

Simultaneously with the Initial Closing (as defined below) of the Preferred Stock Unit Offering (as defined below), the Secured Noteholders assigned, conveyed, transferred and set over to Holdings all of the Secured Noteholders’ right, title, interest and obligations in, to and under the Secured Notes, and all claims, suits, causes of action and any other rights thereunder, to Holdings. As a result, Holdings became the sole payee under the Secured Notes.

William West Duker, a newly-appointed member of CÜR Media’s Board of Directors, is also an officer of Holdings. Edward P. Swyer, a newly-appointed member of CÜR Media’s Board of Directors, is also a director and beneficial owner of shares of capital stock of Holdings.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 8.01 below, which disclosure is incorporated herein by reference.

On November 16, 2017, the Company’s Board of Directors increased the number of members constituting the Board of Directors from one (1) to three (3). The Company’s Board of Directors then appointed William West Duker and Edward P. Swyer as members of the Board of Directors, to fill the two vacancies resulting from the increase to the number of seats on the Board of Directors, to serve until their successors shall be duly appointed, unless they resign, are removed from office, or are otherwise disqualified from serving as directors for the Company.

William W. (“West”) Duker, 29, is a Managing Director of Rational Enterprise, a technology company that develops and sells enterprise software for information governance, data analytics, and electronic discovery. At Rational, Mr. Duker leads company-wide Marketing, including for its subsidiary, SiteLogistix, a litigation support services provider. Mr. Duker holds a Bachelor of Science degree from New York University’s Leonard N. Stern School of Business.

Edward P. Swyer, 68, serves as the President at the Swyer Companies. Mr. Swyer is also a Managing Partner at Selected Properties of the Northeast. Mr. Swyer is a serial entrepreneur who has founded and grown several successful companies, including Capital Bank & Trust, the Swyer Companies, and Selected Properties of the Northeast. He served on the Boards of Central Hudson Gas & Electric Co. and Capital Bank & Trust Co. Mr. Swyer is a Member of Advisory Board at FA Technology.

4

Based upon information requested from and provided by Mr. Duker and Mr. Swyer concerning their backgrounds, employment and affiliations, including family relationships, the Board determined that both of Mr. Duker and M. Swyer would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2).

Mr. Duker is an officer of Holdings. Mr. Swyer is a member of the Board of Directors of Holdings, and is the sole Member of a shareholder of Holdings that beneficially owns 4.11% of the capital stock of Holdings, on a fully-diluted basis. Mr. Duker and Mr. Swyer have been appointed to CÜR Media’s Board of Directors in anticipation of the Combination Transaction (as defined below). There are no family relationships between Mr. Duker or Mr. Swyer and any of the Company’s other officers or directors.

Item 8.01. Other Events.

As previously reported, on July 19, 2017, the Company, which is in the business of developing and commercializing a streaming music experience for listening on mobile devices and the web (the “Music Streaming Business”), received a “Wells Notice” from the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”), which provided notification to the Company that the Staff had made a preliminary determination to recommend that the SEC institute administrative proceedings against the Company pursuant to Sections 12(j) and 12(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based solely upon the Company’s failure to comply with its reporting obligations under Section 13(a) of the Exchange Act. Section 12(j) of the Exchange Act grants the SEC the right, after notice and opportunity for a hearing, to revoke the registration of a security. Section 12(k) of the Exchange Act grants the SEC the right to suspend trading in a security.

In accordance with SEC rules, on August 25, 2017, the Company made a written submission to the SEC in response to the Wells Notice, in which, among other things, it conveyed the Company’s present intention to file the delinquent reports and become current with its SEC filing requirements and, as such, set forth the reasons why the proposed enforcement action should not be filed. While no assurances can be made, the Company believes that, as a result of making these filings, the SEC will have no further reason to institute the proposed administrative proceedings, or, if instituted, to continue such proceedings. However, there can be no assurance that the SEC will not bring an enforcement action against the Company, which could result in a trading suspension of the Company’s common stock and the deregistration of the Company’s securities under the Exchange Act. The Company has already filed two of the delinquent reports, and plans to file the other three delinquent reports as soon as practicable.

On September 11, 2017, the Company entered into a term sheet (the “Term Sheet”) with Holdings, pursuant to which the Company and Holdings agreed to consummate either a Merger (as defined below) or an Asset Transfer (as defined below), under certain circumstances. Pursuant to the Term Sheet, in the event the Company receives notification from the SEC that it will not institute the proposed administrative proceedings, or, if instituted, will discontinue such proceedings (“SEC Clearance”), Holdings will, subject to any required shareholder approval, merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”); provided, however, that the Board of Directors of the Company and Holdings may mutually agree to proceed with the Merger prior to receipt of SEC Clearance. If, however, the SEC commences the proposed administrative proceedings against the Company, and such proceedings result in the revocation of the registration of the Company’s common stock under the Exchange Act (“SEC Revocation”), the Company and Holdings will, subject to any required shareholder approval, enter into an asset purchase and sale transaction, pursuant to which Holdings will acquire all of the intellectual property and other assets and liabilities constituting the Company’s Music Streaming Business (the “Asset Transfer” and, together with the Merger, a “Combination Transaction”); provided, however, that the Board of Directors of the Company and Holdings may mutually agree to proceed with the Asset Transfer any time commencing on the ninety-first (91st) day after the effective date of the Term Sheet.

5

In anticipation of the Combination Transaction, on November 16, 2017, Holdings consummated an initial closing (the “Initial Closing”) of its private placement offering (the “Preferred Stock Unit Offering”), to certain “accredited investors” (each, a “Unit Purchaser” and, collectively, the “Unit Purchasers”), intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D and/or Regulation S promulgated thereunder, of a minimum of $6,000,000 (the “Minimum Amount”) of units of securities of Holdings (each, a “Preferred Stock Unit” and, collectively, the “Preferred Stock Units”), at a purchase price of $5.15 per Preferred Stock Unit (other than with respect to the assignment and transfer to Holdings of the Standard Holdings Note and the Line of Credit Note, as further described below), with each Preferred Stock Unit consisting of (a) one (1) share of Series A convertible preferred stock of Holdings (each, a “Unit Share” and collectively, the “Unit Shares”), and (b) a 5-year warrant (each, a “Unit Warrant” and collectively, the “Unit Warrants”) to purchase 6.5087 shares of common stock of Holdings, at an exercise price of $1.00 per each full share.

$1,000,000 of the Minimum Amount reflected the assignment and transfer to Holdings by CUR Holdings, LLC of (a) the Line of Credit Note (as defined above), and (b) a Secured Non-Recourse Promissory Note made by a third-party to CUR Holdings, LLC, in the principal amount of $315,000 (the “Secured Non-Recourse Note” and, together with the Line of Credit Note, the “Assigned Notes”), which assignment and transfer counted towards the achievement of the $6,000,000 Minimum Amount.

In connection with the Initial Closing of the Preferred Stock Unit Offering, Holdings issued 1,195,033 Preferred Stock Units to the Unit Purchasers, consisting of 1,195,033 Unit Shares and 7,778,119 Unit Warrants, in consideration for (a) gross proceeds of $5,154,361, and (b) the assignment of the Assigned Notes, in the aggregate principal amount of $1,000,000.

In connection with the Initial Closing of the Preferred Stock Unit Offering, a placement agent (the “Placement Agent”) received a cash commission of $115,436, and warrants (“Placement Agent Warrants”) to purchase (a) 22,415 shares of Series A convertible preferred stock of Holdings , with a term of five (5) years and an exercise price of $5.15 per share, and (b) 145,893 shares of common stock of Holdings, with a term of five (5) years and an exercise price of $1.00 per share.

Simultaneously with the closing of the Preferred Stock Unit Offering, Holdings consummated a private placement offering (the “$2.5 Million Note Offering” and, together with the Preferred Stock Unit Offering, the “Offerings”), to one “accredited investor” (the “New Note Purchaser”), intended to be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder, of (a) a 12% senior secured promissory note of Holdings, in the principal amount of $2,500,000 (the “New Note”), with a term of twelve (12) months, at a purchase price of 100% of the face value amount of the New Note, and (b) 10-year warrants (the “New Note Warrants”) to purchase 1,000,000 shares of common stock of Holdings, at an exercise price per share of $0.0001.

In connection with the closing of the $2.5 Million Note Offering, the Placement Agent received a cash commission of $250,000, and warrants (“ Second Placement Agent Warrants”) to purchase 383,800 shares of common stock of Holdings, with a term of five (5) years and an exercise price per Preferred Stock Unit of $0.0001.

6

The net proceeds from the Offerings, in the aggregate amount of $6,932,288 (after deducting fees and expenses related to the Offerings in the aggregate amount of $722,074 (including placement agent fees, legal fees and expenses and fees payable to the escrow agent)) are to be used to pay the required Label Advances (as defined below) to the Music Labels (as defined below) sufficient to allow the Company to proceed with soliciting subscriptions for CÜR Music, the Company’s Internet music service, and to extend a line of credit to the Company (the “Post-Closing Line of Credit Note”), for up to the full amount of the aggregate net proceeds from the Offerings (1) to enable the Company to pay outstanding accounts payable, to be negotiated into structured settlements, employee deferred compensation, and monthly payments due by the Company under the New Note, and (2) for working capital and general corporate purposes. The process for requesting and approving drawdowns on the Post-Closing Line of Credit Note is to be determined, and will be reflected in the definitive documentation for the transaction.

In addition, simultaneously with the Initial Closing of the Preferred Stock Unit Offering, the holders (the “Secured Noteholders”) of all of the Company’s existing 12% senior secured convertible promissory notes, in the aggregate principal amount of $2,515,000, with accrued and unpaid interest in the aggregate of $561,203 (each, a “Secured Note” and, collectively, the “Secured Notes”), assigned, conveyed, transferred and set over to Holdings all of the Secured Noteholders’ right, title, interest and obligations in, to and under the Secured Notes, and all claims, suits, causes of action and any other rights thereunder, in exchange for units (each, a “Secured Note Conversion Unit” and, collectively, the “Secured Note Conversion Units”) of securities of Holdings, at an exchange rate of $2.00 of principal and interest due under the Secured Notes per unit, in an transaction intended to be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder (the “Secured Note Assignment Transaction”). Each Secured Note Conversion Unit consisted of (a) one (1) share of common stock of Holdings (each, a “Secured Note Conversion Share” and, collectively, the “Secured Note Conversion Shares”), and (b) a 5-year warrant (each, a “Secured Note Conversion Warrant” and, collectively, the “Secured Note Conversion Warrants”) to purchase one (1) share of common stock of Holdings for every share of common stock of Holdings received upon exchange, at an exercise price per share equal to $1.00.

In connection with the Secured Note Assignment Transaction, the Placement Agent, received warrants (“Third Placement Agent Warrants”) to purchase (a) 86,377 shares of common stock of Holdings, with a term of five (5) years and an exercise price of $2.00 per share, and (b) 86,377 shares of common stock of Holdings, with a term of five (5) years and an exercise price of $1.00 per share.

In connection with the Secured Note Assignment Transaction, (a) Holdings issued 1,538,102 Secured Note Conversion Units, consisting of 1,538,102 Secured Note Conversion Shares, and 1,538,102 Secured Note Conversion Warrants, and (b) Holdings became the sole payee under the Secured Notes.

Prior to the Initial Closing of the Preferred Stock Unit Offering, and as a contingency thereto, Holdings entered directly into content licensing agreements (“Content Licensing Agreements”) with the three major music labels (the “Music Labels”). Upon consummation of the Initial Closing of the Preferred Stock Unit Offering, Holdings paid advances due to the Music Labels pursuant to the Content Licensing Agreements (“Label Advances”) in the aggregate amount of $2,500,000. In addition, Holdings issued the Music Labels warrants to purchase an aggregate of 1,750,000 shares of common stock of Holdings, at an exercise price of $1.00 per share.

7

The Company directly joined the Content Licensing Agreement with one of the Music Labels. The other two Content Licensing Agreements provide for a grant to CÜR Media of immediate terminable sublicenses . The Content Licensing Agreements enable the Company to digitally distribute sound recordings and related materials owned or controlled by the those Music Labels in connection with the Company’s Internet music service, CÜR Music.

On November 16, 2017, the Board of Directors of Holdings increased the number of members constituting the Board of Directors from one (1) to three (3). The Board of Directors of Holdings then appointed Thomas Brophy, CÜR Media’s President, Chief Executive Officer, Interim Chief Financial Officer and Treasurer, and a member of the CÜR Media’s Board of Directors, and Edward P. Swyer, a member of the Board of Directors of CÜR Media, as members of the Board of Directors of Holdings, to fill the two vacancies resulting from the increase to the number of seats on the Board of Directors, to serve until their successors shall be duly appointed, unless they resign, are removed from office, or are otherwise disqualified from serving as directors for Holdings.

Immediately following the Initial Closing of the Preferred Stock Unit Offering, Holdings issued one (1) share of its Series B voting preferred stock (“Series B Preferred Stock”) to William F. Duker, the President and Treasurer of Holdings, and a member of the Board of Directors of Holdings. Pursuant to the Certificate of Designation of Series B Voting Preferred stock of Holdings (the Series B Certificate of Designation”), Mr. Duker, the holder of the sole share of Series B Preferred Stock, has the right (a) to elect the number of directors on the Board of Directors of Holdings constituting the majority, and (b) to approve any merger (including the Merger), asset sale (including the Asset Transfer), or other fundamental transaction to be effected by Holdings.

As mentioned above, if the Company receives SEC Clearance (or, at the discretion of the Board of Directors of the Company and Holdings, as described above), Holdings will consummate the Merger. The Company and Holdings anticipate that the Merger, if consummated, will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

The Company and Holdings anticipate that, if the Merger is consummated:

•	the stockholders of Holdings will receive, in exchange for all of their issued and outstanding shares of capital stock of Holdings (including all issued and outstanding shares of preferred stock of Holdings), shares of the Company’s capital stock (including shares of preferred stock of the Company), at an exchange rate of 1-for-1, with appropriate adjustments and, otherwise, on their original terms and conditions;

•	outstanding warrants to purchase shares of common stock of Holdings will be exchanged for warrants to purchase shares of the Company’s common stock, at the same ratio at which shares of outstanding capital stock of Holdings are exchanged for shares of the Company’s capital stock, with appropriate adjustments and, otherwise, on their original terms and conditions;

8

•	the principal and any accrued and unpaid interest due under the Company’s existing 12% unsecured convertible promissory notes (the “Unsecured Notes”) will convert into units of the Company’s securities, at a conversion price of $2.00 of principal and interest due under said note per unit, each consisting of (a) one (1) share of the Company’s common stock, and (b) a 5-year warrant to purchase one (1) share of the Company’s common stock for every share of the Company’s common stock received upon conversion, at an exercise price equal to $1.00 per share;

•	the Standard Holdings Note will be assigned and transferred to the Company, and the Company will become the payee under such note;

•	the Line of Credit Note, the Secured Notes, and the Post-Closing Line of Credit Note will be forgiven and canceled by Holdings; the

•	the Company will assume the obligations under the $2,500,000 New Note; and

•	the Company will assume the Content Licensing Agreements with the Music Labels.

As mentioned above, if there is an SEC Revocation of the Company’s common stock under the Exchange Act (or, at the discretion of the Board of Directors of the Company and Holdings, as described above), the Company and Holdings will consummate the Asset Transfer.

The Company and Holdings anticipate that, if the Asset Transfer is consummated:

•	the Company’s stockholders will receive, in exchange for all of the assets and liabilities constituting the Company’s Music Streaming Business, shares of capital stock of Holdings, at an exchange rate of 1-for-1 of equivalent classes of preferred and common stock, with appropriate adjustments and, otherwise, on their original terms and conditions;

•	outstanding warrants and stock options to purchase shares of the Company’s common stock will be exchanged for warrants and stock options to purchase shares of common stock of Holdings, at the same ratio at which shares of the Company’s outstanding capital stock are exchanged for shares of capital stock of Holdings, with appropriate adjustments and, otherwise, on their original terms and conditions;

•	if necessary, the Board of Directors of Holdings will adopt an Equity Incentive Plan (the “EIP”) with such number of shares available under the EIP that equals 15% of the fully diluted capitalization of Holdings after giving effect to the Asset Transfer, covering outstanding stock options to purchase shares of the Company’s common stock, and for the future issuance, at the discretion of the Board of Directors of Holdings, of incentive awards to officers, key employees, consultants and directors;

•	the principal and any accrued and unpaid interest due under the Company’s existing Unsecured Notes will convert into units of securities of Holdings, at a conversion price of $2.00 per unit, each unit consisting of (a) one (1) share of common stock of Holdings, and (b) a 5-year warrant to purchase one (1) share of common stock of Holdings for every share of common stock of Holdings received upon conversion, at an exercise price equal to $1.00 per share;

9

•	the Standard Holdings Note will remain payable to Holdings;

•	the Line of Credit Note, the Secured Notes, and the Post-Closing Line of Credit Note will be forgiven and canceled by Holdings as partial consideration for the transfer to Holdings of the assets and liabilities constituting the Company’s Music Streaming Business;

•	Holdings will remain responsible for the obligations under the $2,500,000 New Note; and

•	and sublicenses under the Content Licensing Agreements with the Music Labels will terminate, to the extent applicable.

Simultaneously with the closing of the Offerings, shareholders representing at least fifty-one percent (51%) of the voting capital stock of each of the Company and Holdings, and of the Unit Purchasers in the Preferred Stock Unit Offering and Secured Noteholders in the Secured Note Assignment transaction, entered into voting agreements, pursuant to which they agreed to vote in favor of the Combination Transaction, as applicable.

In the event the Merger is consummated, the Company agreed that promptly, but no later than 120 calendar days from the consummation of the Merger, the Company will file a registration statement (on Form S-1, or similar form) with the SEC (the “Registration Statement”) covering (a) the shares of common stock underlying the Unit Shares and Unit Warrants issued in connection with the Preferred Stock Unit Offering, (b) the shares of common stock underlying New Note Warrants issued in connection with the $2.5 Million Note Offering, (c) the shares of common stock underlying the Placement Agent Warrants, the Second Placement Agent Warrants and the Third Placement Agent Warrants, and (d) the Secured Note Conversion Shares and the shares of common stock underlying the Secured Note Conversion Warrants issued in connection with the Secured Note Assignment Transaction (the “Registrable Securities”). The Company will use its commercially reasonable efforts to ensure that the Registration Statement is declared effective by the SEC within 210 days of filing with the SEC. Any cutback resulting from the removal of any of the Registrable Securities from the Registration Statement in response to a comment from the Staff of the SEC limiting the number of shares of common stock which may be included in the Registration Statement, shall be allocated on a pro rata basis, based on the total number of such shares held by or issuable to each holder. The Company will keep the Registration Statement “evergreen” for at least one (1) year from the date it is declared effective by the SEC, or for such shorter period ending on the sale of all Registrable Shares thereunder.

10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: December 21 , 2017	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	President

11